UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2021

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive P.O. Box 619810 DFW Airport, Texas	75261
(Address of Principal Executive Offices)	(Zip Code)

(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On March 1, 2021, Thryv Holdings, Inc. (the “Company”) entered into and completed the previously announced acquisition of Sensis Holding Limited (“Sensis”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”), dated as of March 1, 2021 (the “Closing Date”), by and among the Company, Thryv Australia Pty Ltd. (“Buyer”), an Australian proprietary limited company and a direct wholly-owned subsidiary of Thryv International Holdings LLC, a direct and wholly-owned subsidiary of the Company, Sensis, the Sellers (as defined in the Purchase Agreement), and the other parties thereto. Pursuant to the terms of the Purchase Agreement, Buyer acquired all of the issued and outstanding equity interests of (i) Sunshine NewCo Pty Ltd, an Australian proprietary limited company, and its subsidiaries and (ii) Sensis Holding Limited, a private limited company, which is incorporated under the laws of England and Wales, and its subsidiaries (collectively, the “Transaction”).

The Company paid an aggregate consideration of approximately $200 million in cash, financed by the Term Loan Agreement, as further described below, subject to customary adjustments for net working capital (including cash), indebtedness and transaction expenses. A portion of the purchase price has been placed into separate escrow accounts in support of any payment owed to the Company with respect to the purchase price adjustment and pre-closing taxes payable in connection with a tax indemnity provided by the Sellers.

The Purchase Agreement contains customary representations and warranties and covenants. The Company has obtained representation and warranty insurance in connection with the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Financing Agreements

Term Loan Agreement

On March 1, 2021, the Company entered into a new Term Loan Credit Agreement (the “Term Loan Agreement”), by and among the Company, Thryv, Inc., a direct and wholly-owned subsidiary of the Company (the “Borrower”), the lenders party thereto from time to time and Wells Fargo Bank, National Association, as the administrative agent, the proceeds of which were used to finance the Transaction, refinance in full the Borrower’s existing term loan facility agented by Wilmington Trust, National Association and pay fees and expenses in connection therewith.

The Term Loan Agreement established a senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount equal to $700 million (as such amount may be increased pursuant to any incremental term loans incurred thereunder, as more fully described in the Term Loan Agreement). The Term Loan Facility matures on March 1, 2026 and borrowings under the Term Loan Facility will bear interest at a fluctuating rate per annum equal to, at the Company’s option, LIBOR or base rate, in each case, plus an applicable margin per annum equal to (i) 8.50% (for LIBOR loans) and (ii) 7.50% (for base rate loans). The Term Loan Facility requires mandatory amortization payments equal to $17.5 million per fiscal quarter commencing June 30, 2021.

The Term Loan Facility may be optionally prepaid from time to time, but to the extent any optional prepayment is made prior to March 1, 2023 with the proceeds of other pari passu indebtedness having a lower all-in-yield than the loans under the Term Loan Facility, such prepayment shall be subject to a prepayment premium equal to (i) in the case of any prepayment made prior to March 1, 2022, 2% of the term loans outstanding immediately prior to such prepayment, (ii) in the case of any prepayment made prior to March 1, 2023, 1% of the term loans outstanding immediately prior to such prepayment and (iii) 0% thereafter. The Term Loan also contains mandatory prepayment provisions that are customary for secured financings of this type from excess cash flow and with the proceeds of certain assets sales and debt issuances, each as more fully described in the Term Loan Agreement.

The Term Loan Agreement contains representations and warranties, affirmative and negative covenants and events customary for secured financings of this type and substantially consistent with the ABL Credit Agreement, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the fiscal quarter ended June 30, 2021, the Company’s Total Net Leverage Ratio (as defined in the Term Loan Agreement) shall not be less than 3.00:1.00, as more fully described in the Term Loan Agreement.

The Term Loan Facility is guaranteed by substantially all of the Company’s wholly-owned U.S. and Australian subsidiaries, including the entities acquired pursuant to the Transaction, subject to customary exceptions. The Term Loan Facility is secured by (i) first priority security interests in substantially all of the Company’s fixed assets and (ii) second priority security interests in substantially all of the Company’s current assets, in each case, subject to permitted liens and other customary exceptions.

ABL Credit Agreement

On March 1, 2021, the Company entered into that certain Fifth Amendment to Amended and Restated Credit Agreement, First Amendment to Guaranty and Security Agreement and Joinder (the “ABL Amendment”), among the Company, the Borrower and the other borrowers from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, which amended that certain Amended and Restated Credit Agreement, dated as of June 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to March 1, 2021, the “ABL Credit Agreement” and, the asset-based revolving loan facility established thereunder, the “ABL Facility”).

The ABL Amendment was entered into in order to permit the term loan refinancing, the Transaction and make certain other changes to the ABL Credit Agreement, including, among others:

•	reduce the interest rate per annum to (i) 3.00% (for LIBOR loans) and (ii) 2.00% (for base rate loans);

•	reduce the commitment fee on undrawn amounts under the ABL Facility to 0.375%;

•	extend the maturity date of the ABL Facility to March 1, 2026.

•	add the Australian subsidiaries acquired pursuant to the Transaction as borrowers and guarantors, and establish an Australian borrowing base; and

•	make certain other conforming changes consistent with the Term Loan Agreement.

The ABL Facility is guaranteed by substantially all of the Company’s wholly-owned U.S. and Australian subsidiaries, including the entities acquired pursuant to the Transaction, subject to customary exceptions. The ABL Facility is secured by (i) first priority security interests in substantially all of the Company’s current assets and (ii) second priority security interests in substantially all of the Company’s fixed assets, in each case, subject to permitted liens and other customary exceptions.

The foregoing descriptions of the Term Loan Agreement and the ABL Amendment do not purport to be complete and are qualified in their entirety by reference to the actual terms thereof, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2021, the Company issued a press release announcing entry into the Purchase Agreement and the closing of the Transaction. A copy of such press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required to be filed under Item 9.01 of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the Closing Date.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the Closing Date.

(d) Exhibits. The following exhibits are filed with this document:

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of March 1, 2021
10.1
Term Loan Credit Agreement by and among Thryv Holdings, Inc., Thryv, Inc., the Lenders party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent, dated as of March 1, 2021

10.2
Fifth Amendment to Amended and Restated Credit Agreement, First Amendment to Guaranty and Security Agreement and Joinder, among Thryv Holdings, Inc., Thryv, Inc.  and the other borrowers from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, dated as of March 1, 2021

99.1	Press Release, dated as of March 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRYV HOLDINGS, INC.
Date: March 1, 2021	By:	/s/ Paul D. Rouse
Name:	Paul D. Rouse
Title:	Chief Financial Officer, Executive Vice President and Treasurer